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                                                                     EXHIBIT 3.3

                                     BY-LAW                               [LOGO]
                                    NUMBER 1
                         A By-law relating generally to
                         the transaction of the business
                                 and affairs of
                          TransCanada PipeLines Limited

                                                                   June 20, 2002


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                          TRANSCANADA PIPELINES LIMITED

                                 BY-LAW NUMBER 1

                         A By-law relating generally to
                         the transaction of the business
                                 and affairs of
                          TransCanada PipeLines Limited

BE IT ENACTED as a by-law of TransCanada PipeLines Limited as follows:

                                   SECTION ONE
                                 INTERPRETATION

1.01 DEFINITIONS. In this by-law and all other by-laws and ordinary and special resolutions of the Company, unless the context otherwise requires:

     (i) "Act" means the Canada Business Corporations Act and any act that may be substituted therefor as from time to time in effect;

     (ii) "articles" means the articles of continuance of the Company, as from time to time amended or restated;

     (iii) "board" means the board of directors of the Company;

     (iv) "Company" means the corporation, "TransCanada PipeLines Limited";

     (v) "meetings of shareholders" includes an annual or special meeting of shareholders or of any class or classes of shareholders; and

1.02 INTERPRETATION. Subject to section 1.01 of this by-law, words and expressions defined in the Act have the same meanings when used herein and words importing the singular include the plural and vice versa; words importing any gender include any other gender; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

                                   SECTION TWO
                                REGISTERED OFFICE

2.01 REGISTERED OFFICE. The registered office of the Company shall be at such place in the City of Calgary, in the Province of Alberta, as the board may from time to time determine.

2.02 TRADE NAME. The Company may carry on business as or identify itself by "TransCanada PipeLines" or "TransCanada".


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                                  SECTION THREE
                                    DIRECTORS

3.01 POWERS AND QUORUM. The board shall manage the business and affairs of the Company. Four directors shall constitute a quorum.

3.02 ELECTION AND TERM. The directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting or until their respective successors are elected or appointed. At any annual meeting every retiring director shall, if qualified under the Act, be eligible for re-election unless such director is older than the maximum age which may be fixed from time to time by the directors.

3.03 VACANCIES. Subject to the Act, where a vacancy occurs in the board, and a quorum of directors remains, the directors remaining in office may appoint a qualified person to fill the vacancy for the remainder of the term.

3.04 MEETINGS. Meetings of the board may be held at any place within or outside Canada. Meetings may be called by the chair, vice chair, the chief executive officer, the president or any two directors.

3.05 MEETINGS BY TELEPHONE. Subject to the requirements of the Act, any director may participate in a meeting of the board by means of a telephonic, electronic or other communication facility as permit all persons participating in the meeting to communicate adequately with each other during the meeting. Each director so participating shall be deemed to be present at such meeting and such meeting shall be deemed to be held at the place specified in the notice calling such meeting and, in the absence of any such specification, at the place where or from which the chair of the meeting shall have presided.

3.06 RESOLUTION IN LIEU OF MEETING. A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors.

3.07 NOTICES. Notice of the time and place for holding a meeting shall be given to every director not less than 48 hours before the meeting is to be held; provided that notice shall not be required if the meeting is held immediately following an annual meeting of shareholders.

3.08 VOTING. At all meetings of the board every matter shall be decided by a majority of the votes cast; and in case of an equality of votes the chair of the meeting shall be entitled to a casting vote in addition to his original vote.


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3.09 REMUNERATION OF DIRECTORS. The directors shall be paid such remuneration for their services as the board may from time to time determine. The remuneration, if any, payable to a director who is also an officer or employee of the Company or who serves it in any professional capacity shall, unless the board otherwise directs, be in addition to his salary as an officer or employee or to his professional fees, as the case may be. The directors may also be paid their reasonable out-of-pocket expenses incurred in attending meetings of the directors, shareholders or committees of the board or otherwise in the performance of their duties.

                                  SECTION FOUR
                                   COMMITTEES

4.01 EXECUTIVE OR PLANNING COMMITTEE. The directors may appoint from among their number an executive or planning committee and delegate to the executive or planning committee any powers of the board, subject to any restrictions imposed from time to time by the board or by the Act. Meetings of the executive or planning committee may be held at any place within or outside Canada.

4.02 AUDIT COMMITTEE. The directors shall appoint from among their number an audit committee to be composed of not fewer than three directors, who shall not be officers or employees of the Company or any affiliate of the Company. The audit committee shall have the duties provided in the Act and may exercise such other duties and perform such other functions as may be determined by the board.

4.03 OTHER COMMITTEES. Subject to the Act, the directors may from time to time appoint such other committees with such duties as it may deem advisable.

4.04 PROCEDURE. Subject to the Act and any restrictions imposed by the board, each committee shall have power to fix its quorum, to elect its chair and to regulate its procedure.

                                  SECTION FIVE
                                    OFFICERS

5.01 APPOINTMENT. The board shall elect or appoint a chair of the board who may serve in a non-executive capacity, and a president and may elect or appoint a vice chair, one or more executive, senior, assistant and/or other vice presidents, a corporate secretary, a treasurer and a controller and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. No person may hold the office of chair or vice chair unless that person is a director. The same person may hold more than one office.


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5.02 CHIEF EXECUTIVE OFFICER. The board may designate an officer as the chief executive officer. The chief executive officer shall have the general supervision of the business and affairs of the Company, subject to the direction of the board. In addition, the chief executive officer shall have the power to appoint an assistant controller, an assistant treasurer, an assistant corporate secretary and such division or business unit presidents and/or division or business unit vice presidents and such other divisional or business unit officers as the chief executive officer considers appropriate. Any such division or business unit presidents and division or business unit vice presidents are not, and shall not be, unless otherwise designated by the Board, officers of the Corporation.

5.03 CHIEF OPERATING OFFICER. The board may designate an officer as the chief operating officer. The chief operating officer shall have the general supervision of the operations of the Company, subject to the direction of the chief executive officer.

5.04 CHAIR. The chair shall preside at all meetings of the board and of shareholders and shall have such other powers and duties as the board may prescribe. If and whenever the chair is unable to act, his powers and duties shall devolve upon the vice chair, if appointed, or failing the vice chair, the chief executive officer.

5.05 PRESIDENT. If and whenever the president is unable to act, his powers and duties shall devolve upon such director or officer as the board may designate.

5.06 CORPORATE SECRETARY. The corporate secretary shall attend and be the secretary of all meetings of the board and shareholders; shall give or cause to be given notices of such meetings; and shall be the custodian of the corporate seal and of the records and contracts, documents and other instruments of the Company except when some other person has been designated for that purpose by the board.

5.07 OTHER POWERS AND DUTIES. Every officer, except the chief executive officer and the chair, shall have such powers and duties as the board or the chief executive officer may prescribe in addition to the powers and duties provided by this by-law. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

5.08 TERM OF OFFICE. Every officer appointed by the board shall hold office during the pleasure of the board.


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                                   SECTION SIX
                      PROTECTION OF DIRECTORS AND OFFICERS

6.01 LIMITATION OF LIABILITY. No director or officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or any employee or for any liability or expense sustained or incurred by the Company in the execution of the duties of his office, provided that nothing herein contained shall relieve any director or officer of any liability in contravention of the Act or any other applicable statute.

6.02 INDEMNITY AND INSURANCE. Subject to the limitations contained in the Act but without limit to the right of the Company to indemnify any person under the Act or otherwise, the Company shall indemnify a director or officer, a former director or officer, and may indemnify an individual who acts or acted at the Company's request as a director or officer or in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, if the individual:

     (a) acted honestly and in good faith with a view to the best interests of the Company, or as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company's request; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

Subject to the limitations contained in the Act, the Company may purchase and maintain such insurance for the benefit of such persons referred to in this section as the board may from time to time determine.

                                  SECTION SEVEN
                                     SHARES

7.01 SHARE CERTIFICATES. Share certificates shall be signed by the chair, the vice chair, the president or a vice president and by the corporate secretary or an assistant secretary and need not be under the corporate seal. Share certificates representing shares in respect of which a transfer agent has been appointed shall be countersigned manually by or on behalf of such transfer agent. The facsimile signature of such officers or, in the case of share certificates representing shares in respect of which a transfer agent has been appointed, of both of such officers, may be mechanically reproduced thereon. Share certificates so signed shall continue to be valid notwithstanding that one or both of the officers whose signature is mechanically reproduced thereon no longer holds office at the date of issue thereof.


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7.02 TRANSFER AGENT AND REGISTRAR. The board may appoint or remove a transfer agent or a registrar and one or more branch transfer agents or registrars for the shares of the Company.

                                  SECTION EIGHT
                             MEETING OF SHAREHOLDERS

8.01 MEETINGS. Meetings of shareholders shall be held at such place within Canada or outside of Canada as may be specified in the Company' articles at such time and on such day as the board may determine.

8.02 NOTICE OF MEETINGS AND DOCUMENTATION. Notice of the time and place of a meeting of shareholders shall be sent not less than 21 days and not more than 60 days before the meeting to each shareholder entitled to vote at the meeting, to each director and to the auditor of the Company. Where there is more than one person registered as a shareholder in respect of any share or shares, such notice may be given to whichever of such persons is named first in the securities register of the Company and any notice so given shall be sufficient notice to all of them.

Notice of shareholder meetings or any notices or documents intended for shareholders may be given by prepaid mail, facsimile, or by any electronic or other communication facilities. The Board of Directors may establish, by resolution, procedures to give, deliver or send a notice or other document to the shareholders, directors and the auditor by any means permitted under the laws governing the Company pursuant to the articles or by-laws of the Company. In the event that it is impossible or impracticable for any reason whatsoever to give notice as otherwise permitted under the laws governing the Company, notice may be given by advertisement published once in a newspaper in such cities or places as the directors may from time to time determine.

Subject to applicable laws, a notice or other document shall be deemed to have been given, delivered or sent (i) when it is delivered personally or to the address recorded in the records or security register of the Company; (ii) when it has been deposited in a post office or post office letter box; or (iii) when it has been dispatched or delivered for dispatch by means of facsimile, electronic or other communication facilities.

8.03 RECORD DATE OF NOTICE. The board may fix in advance a record date preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given not less than 7 days before such record date in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.


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8.04 QUORUM. Two persons present in person and each entitled to vote thereat and representing either in their own right or by proxy or as the duly authorized representative of a corporate shareholder 20% of the issued shares of the Company carrying voting rights at such time shall constitute a quorum at any meeting of shareholders.

8.05 PROXIES. A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the power conferred by the proxy.

8.06 PERSONS ENTITLED TO BE PRESENT. The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat and such others who, although not entitled to vote thereat, are entitled or required to attend under the articles or the Act. Any other person may be permitted to attend a meeting of shareholders by the chair of the meeting or with the consent of the meeting.

8.07 VOTING. Subject to the Act, every matter at a meeting of shareholders shall be decided by a show of hands unless a ballot is required by the chair or demanded by any person entitled to vote. Upon a show of hands every person entitled to vote shall have one vote. After a vote by a show of hands has been taken the chair may still require or any person entitled to vote may still demand a ballot thereon. Whenever a vote by show of hands has been taken, unless a ballot is required or demanded, a declaration by the chair of the meeting that the vote upon the matter has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the result of the vote.

8.08 ELECTRONIC VOTING. The board may determine, that in combination with other voting means, any vote of shareholders may also be held, in accordance with any regulations under the Act, by means of telephonic, electronic or other communication facility, if the Company makes available such a communication facility.

8.09 VOTES TO GOVERN. Unless otherwise required by the Act or the articles, every matter at a meeting of shareholders shall be decided by a majority of the votes cast on the matter. In the event of an equality of votes on any matter at a meeting of shareholders either upon a show of hands or upon a ballot, the chair of the meeting shall be entitled to a casting or second vote.

8.10 BALLOTS. If a ballot is required by the chair of the meeting or demanded by any person entitled to vote, a ballot upon the matter shall be taken in such manner as the chair of the meeting shall direct.

8.11 SCRUTINEERS. At any meeting of the shareholders, one or more persons, who may be shareholders, may be appointed to serve as scrutineers at the meeting either by a resolution of the meeting or by the chair.


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                                  SECTION NINE
                                     NOTICES

9.01 GIVING OF NOTICE. Any notice or other document to be given or sent by the Company to a shareholder, director or officer or to the auditor of the Company or any other person may be given or sent by prepaid mail, facsimile, or by any electronic or other communication facility, or may be delivered personally to, the person to whom it is to be given or sent at the person's latest address as shown in the records of the Company or its transfer agent or in any notice filed in accordance with the provisions of the Act. The board may establish, by resolution, procedures to give, deliver or send a notice or other document to the shareholders, directors, the auditor or other persons by any means permitted under the laws governing the Company or pursuant to the article or by-laws of the Company. The accidental omission to give notice to any shareholder, director or officer or to the auditor or other persons or the non-receipt of any notice or any error in a notice not affecting the substance thereof shall not invalidate any action taken at any meeting called by such notice or otherwise founded thereon. Any notice with respect to any shares registered in more than one name may, if more than one address appears on the books of the Company in respect of such joint holding, be given the joint shareholders at any such address.

                                   SECTION TEN
                           DIVIDENDS AND OTHER RIGHTS

10.01 DIVIDENDS. Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Company.

10.02 RECORD DATE FOR DIVIDENDS AND OTHER RIGHTS. For the purpose of determining the person entitled to receive payment of any dividend or for any other purpose except the right to receive notice of or to vote at a meeting of shareholders, the board may fix in advance a date preceding the date for the particular action by not more than 60 days for the determination of such persons. Notice of such date shall be given not less than 7 days prior to such date:

     (i) by advertisement in a newspaper distributed in the place where the Company has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded; and

     (ii) by written notice to each stock exchange in Canada on which the shares of the Company are listed for trading.


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                                 SECTION ELEVEN
                                     GENERAL

11.01 FINANCIAL YEAR. The financial year of the Company shall end on the 31st day of December unless and until changed by the board.

11.02 CORPORATE SEAL. The corporate seal shall bear the name of the Company and may bear such insignia as may be approved from time to time by the board.

11.03 EXECUTION OF INSTRUMENTS. Contracts, documents or other instruments requiring execution by the Company may be signed by one of the chair, vice chair, if any, the chief executive officer, the president or any vice president, together with any one of the foregoing or with the corporate secretary or an assistant corporate secretary, assistant controller or assistant treasurer. The board may appoint any other person or persons to sign instruments generally or specific instruments. In the absence of any specific board authority, the chief executive officer, as to any instruments pertaining solely to a division, business unit or sub-unit, may designate any two divisional or business unit officers or employees to execute instruments, either generally or specifically, on behalf of such division or business unit.

11.04 GRANT OF POWERS OF ATTORNEY. The chief executive officer or the president together with an executive or senior vice-president may grant a power of attorney appointing one or more persons as attorneys for the Company with general, specific or continuing power to act on behalf of the Company outside of Canada.

11.05 BANKING. The bank accounts of the Company shall be kept with such banks or trust companies as the board may from time to time determine. The board may appoint any person or persons as authorized signatories on any such bank accounts as it may from time to time determine.

                                 SECTION TWELVE
                          DIVISIONS AND BUSINESS UNITS

12.01 CREATION AND CONSOLIDATION OF DIVISIONS AND BUSINESS UNITS. The board may cause the business and operations of the Company or any part thereof to be divided or to be segregated into one or more divisions or business units upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the Board may consider appropriate in each case. The Board may also cause the business and operations of any such division or business unit to be further divided into sub-units and the business and operations of any such divisions, business units or sub-units to be consolidated upon such basis as the Board may consider appropriate in each case.


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12.02 NAME OF DIVISION OR BUSINESS UNITS. Any division, business unit or their sub-units may be designated by such name as the Board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name. Any such contract, cheque or document shall be binding upon the Company when signed in accordance with Section 11.03 as if it had been entered into or signed in the name of the Company.

                                SECTION THIRTEEN
                            EFFECTIVE DATE AND REPEAL

13.01 EFFECTIVE DATE. This by-law shall come into force upon the date of the approval of the by-law by the board.

13.02 REPEAL. The by-laws of the Company heretofore enacted are repealed. The repeal of such by-laws shall be without prejudice to any action taken or right acquired or obligation incurred thereunder. All directors, officers and other persons acting under any repealed by-law shall continue to act as if elected or appointed under the provisions of this by-law. All resolutions with continuing effect of the board, committees of the board and shareholders shall continue in effect except to the extent inconsistent with this by-law.


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